UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 21, 2015

Date of Report (Date of earliest event reported)

IMS Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36381	27-1335689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

83 Wooster Heights Road

Danbury, CT 06810

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (203) 448-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) updates information originally provided under Item 5.07 in a Current Report on Form 8-K filed on April 21, 2015 (the “Original Filing”) in which IMS Health Holdings, Inc. (the “Company”) reported voting results for its 2015 annual meeting of stockholders on April 21, 2015 (the “2015 Annual Meeting”), including the voting results for both the Company’s non-binding stockholder advisory vote on the compensation of the Company’s named executive officers (the “Say-On-Pay Vote”) and the Company’s non-binding stockholder advisory vote regarding the frequency of future Say-On-Pay Votes. Except as set forth below, this Amendment does not modify or update any other disclosure contained in the Original Filing, and this Amendment should be read in conjunction with the Original Filing.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As previously reported, at the 2015 Annual Meeting, the option regarding the frequency of future Say-On-Pay Votes that received the highest number of votes from the Company’s stockholders was once every three years, with 270,500,135 shares, or 87.3% of the total votes cast, voting for such frequency, as recommended by the Company’s Board of Directors. In light of these results, the Company has determined to hold its Say-On-Pay Votes once every three years, until the next required non-binding stockholder advisory vote on the frequency of future Say-On-Pay Votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMS HEALTH HOLDINGS, INC.

By:	/s/ Ronald E. Bruehlman
Name:	Ronald E. Bruehlman
Title:	Senior Vice President & Chief Financial Officer

Dated: August 3, 2015